UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2013

Eastbridge Investment Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective January 18, 2013, EastBridge Investment Group Corporation (the “Company”) completed its reincorporation from the State of Arizona to the State of Delaware (the “Reincorporation”) by filing on January 18, 2013 a certificate of conversion (the “Certificate of Conversion”) and a certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. A copy of each of the Certificate of Conversion and Certificate of Incorporation is filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively. A copy of the Company’s Delaware bylaws (the “Bylaws”), effective as of January 18, 2013, is filed as Exhibit 3.3 to this Current Report on Form 8-K.

Following the Reincorporation, the Company will continue to operate its business under the name “EastBridge Investment Group Corporation” (“EastBridge Delaware”). In connection with the Reincorporation:

●	There was no change in the Company’s business, management, employees, headquarters, benefit plans, assets, liabilities or net worth;

●
The directors and officers of the Company prior to the Reincorporation continue to hold the same positions with EastBridge Delaware following the Reincorporation, and there was no substantive change in direct or indirect interests of the current directors or executive officers of the Company;

●	The Company ceased being governed by Article 10 of the Arizona Revised Statutes and became subject to the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws;

●
Shares of the Company’s common stock will automatically be converted into that number of shares of EastBridge Delaware common stock as the board of directors of the Company deems appropriate following the Reincorporation, subject to approval by Financial Industry Regulatory Authority;

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

3.1.	Certificate of Conversion, dated January 17, 2013 and effective January 18, 2013

3.2.	Certificate of Incorporation, dated January 17, 2013 and effective January 18, 2013

3.3	Bylaws, effective January 18, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be sign.

EastBridge Investment Group Corporation

Dated: January 25, 2013	By:	/s/ Norman Klein
Norman Klein, CFO

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